UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2010 (September 17, 2010)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to as the “Registrant,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on September 23, 2010 to provide the required financial statements relating to our acquisition of a 560-unit multifamily complex located in North Lauderdale, Florida (“Parrot’s Landing”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to Parrot’s Landing that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01                       Financial Statements and Exhibits.

		Page

(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the Six Months Ended June 30, 2010 (unaudited) and for the Year Ended December 31, 2009	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the Six Months Ended June 30, 2010 (unaudited) and for the Year Ended December 31, 2009	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	6

	Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2010	7

	Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2010	8

	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009	9

	Notes to Unaudited Pro Forma Consolidated Financial Statements	10

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT II, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Parrot’s Landing, (the “Property”) for the year ended December 31, 2009. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Behringer Harvard Opportunity REIT II, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas

November 12, 2010

Parrot’s Landing

Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2010 (unaudited)

and for the Year Ended December 31, 2009

(in thousands)

	Six Months Ended June 30, 2010 (unaudited)	Year Ended December 31, 2009
Revenues
Rental revenue	$2,838	$5,574
Tenant reimbursement and other income	242	436
Total revenues	3,080	6,010

Certain Operating Expenses
Property operating expenses	910	1,813
Property taxes	499	997
Management fees	105	204
General and administrative expenses	412	774
Total certain operating expenses	1,926	3,788

Revenues in excess of certain operating expenses	$1,154	$2,222

See accompanying Notes to the Statements of Revenues and Certain Operating Expenses.

Parrot’s Landing

Notes to the Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2010 (unaudited)

and for the Year Ended December 31, 2009

1.  ORGANIZATION AND BASIS OF PRESENTATION

On September 17, 2010, Behringer Harvard Opportunity REIT II, Inc. (“the Company”), through a joint venture with an affiliate of Grand Peaks Properties, Hampton Peak, LLC, an unaffiliated third party, (the “Parrot’s Landing Joint Venture”), acquired a 90% interest in a 560-unit multifamily community situated on approximately 29.5 acres in North Lauderdale, Florida known as Parrot’s Landing (“Parrot’s Landing”) from an unaffiliated seller.  The contract price for Parrot’s Landing was $42 million, excluding closing costs.

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. The Historical Summaries include the historical revenues and certain operating expenses of Parrot’s Landing, exclusive of items which may not be comparable to the proposed future operations of Parrot’s Landing. The Historical Summaries are not intended to be a complete presentation of the revenues and expenses of Parrot’s Landing for the six months ended June 30, 2010 and for the year ended December 31, 2009.  The statements of revenues and certain operating expenses exclude interest income and interest expense, early termination fees, and depreciation and amortization, which may not be comparable to the proposed future operations of Parrot’s Landing.

2.  INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2010, included in this report, are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year.

3.  PRINCIPLES OF REPORTING AND USE OF ESTIMATES

The preparation of the statements of revenues and certain operating expenses, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

4.  SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Property’s operations consist of rental revenue earned from its tenants under operating leases with lease terms typically ranging from 12 months or on a month-to-month basis.  Rental revenue is recognized when earned.  This policy effectively results in revenue recognition on the straight-line method over the related terms of the leases.  Tenant reimbursement and other income is recognized when due and consists mainly of charges billed to tenants for trash removal, utilities, application fees, administrative fees, and late fees.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations, and replacements are capitalized.

******

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Financial Information

On September 17, 2010, we acquired, through a joint venture with an affiliate of Grand Peaks Properties, Hampton Peak, LLC, an unaffiliated third party, (the “Parrot’s Landing Joint Venture”), a 90% interest in a 560-unit multifamily community located in North Lauderdale, Florida known as Parrot’s Landing (“Parrot’s Landing”) from Parrot’s Landing Florida Phase I LLC and Parrot’s Landing Florida Phase II LLC (collectively, the “Seller”), both unaffiliated third parties.  Parrot’s Landing is a three-story, garden style multifamily residential community situated on approximately 29.5 acres and features three swimming pools, lighted tennis courts, and fitness facilities.  Parrot’s Landing contains approximately 519,000 square feet of rental area and has an average unit size of 927 square feet.  Parrot’s Landing was constructed in two phases, the first completed in 1987 and the second in 1997.

The aggregate contract purchase price for Parrot’s Landing, exclusive of closing costs, was $42 million and consisted of $12.4 million cash and a new mortgage loan of $29.6 million. The consideration paid for our 90% interest was approximately $11.2 million, exclusive of closing costs, which we funded with proceeds from our ongoing initial public offering of common stock (the “Offering”).  The purchase price for the transaction was determined through negotiations between the Seller and Behringer Harvard Opportunity Advisors II LLC, our advisor, its affiliates, and our 10% unaffiliated third party joint venture partner, Hampton Peak, LLC.  Neither we nor our advisor is affiliated with the Seller.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

The following unaudited pro forma consolidated balance sheet as of June 30, 2010 is presented as if we acquired Parrot’s Landing on June 30, 2010.  The following unaudited pro forma consolidated statements of operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 are presented as if we had acquired Parrot’s Landing on January 1, 2009.  This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the six months ended June 30, 2010 and our annual report on Form 10-K for the year ended December 31, 2009 and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Balance Sheets (Unaudited)

(in thousands, except shares)

	June 30, 2010	Prior Acquisition Pro Forma	Pro Forma
	as Reported	Adjustments	Adjustments		Pro Forma
	(a)	(b)	(c)		June 30, 2010

Assets
Real Estate
Land and land improvements	$18,060	$3,892	$12,174		$34,126
Buildings, net	57,791	5,193	27,645		90,629
Total real estate	75,851	9,085	39,819		124,755
Real estate loans receivable, net	24,554	—	—		24,554
Total real estate and real estate-related investments, net	100,405	9,085	39,819		149,309

Cash and cash equivalents	110,679	(7,605)	(11,180)		91,894
Restricted cash	204	—	—		204
Accounts receivable, net	295	—	—		295
Interest receivable-real estate loans receivable	1,089	—	—		1,089
Prepaid expenses and other assets	1,414	—	—		1,414
Investment in unconsolidated joint venture	508	—	—		508
Furniture, fixtures and equipment, net	1,085	—	709		1,794
Acquisition deposits	2,007	—	—		2,007
Lease intangibles, net	3,222	525	1,497		5,244
Total assets	$220,908	$2,005	$30,845		$253,758

Liabilities and Equity
Notes payable	$48,155	$—	$29,578		$77,733
Accounts payable	26	—			26
Payables to related parties	1,016	—			1,016
Acquired below-market leases, net	1,051	104	25		1,180
Distributions payable	803	—	—		803
Accrued and other liabilities	2,827	—	—		2,827
Total liabilities	53,878	104	29,603		83,585

Commitments and contingencies
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 outstanding	—	—	—		—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 19,867,509 shares issued and outstanding	2	—	—		2
Additional paid-in capital	172,622	—	—		172,622
Cumulative distributions and net loss	(6,801)	—	—		(6,801)
Total Behringer Harvard Opportunity REIT II, Inc. equity	165,823	—	—		165,823
Noncontrolling interest	1,207	1,901	1,242	(d)	4,350
Total equity	167,030	1,901	1,242		170,173
Total liabilities and equity	$220,908	$2,005	$30,845		$253,758

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Six Months Ended June 30, 2010

(in thousands, except per share amounts)

	Six Months Ended June 30, 2010 as Reported	Prior Acquisition Pro Forma Adjustments	Statement of Revenues and Certain Operating Expenses	Other Pro Forma		Pro Forma Six Months Ended June 30,
	(a)	(b)	(c)	Adjustments		2010

Revenues
Rental revenue	$3,197	$2,835	$3,080	$—		$9,112
Interest income from real estate loans receivable	2,584	(1,097)	—	—		1,487
Total revenues	5,781	1,738	3,080	—		10,599

Expenses
Property operating expenses	919	727	910	—		2,556
Interest expense	697	—	—	—		697
Real estate taxes	360	221	499	—		1,080
Property management fees	110	126	105	(105	)(d)	352
				116	(e)
Asset management fees	391	203	—	189	(f)	783
General and administrative	856	148	412	—		1,416
Acquisition expense	1,446	—	—	—		1,446
Depreciation and amortization	1,658	942	—	651	(g)	3,251
Total expenses	6,437	2,367	1,926	851		11,581

Interest income, net	257	—	—	—		257
Bargain purchase gain	5,492	—	—	—		5,492
Other income, net	(138)	—	—	—		(138)
Income (loss) before equity in losses of unconsolidated joint venture	4,955	(629)	1,154	(851)		4,629
Equity in losses of unconsolidated joint venture	(7)	—	—	—		(7)
Net income (loss)	4,948	(629)	1,154	(851)		4,622
Add: net income (loss) attributable to the noncontrolling interest	(619)	61	—	(30	)(h)	(588)
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$4,329	$(568)	$1,154	$(881)		$4,034

Weighted average shares outstanding:
Basic and diluted	17,282					17,282

Earnings (loss) per share:
Basic and diluted	$0.25					$0.23

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2009

(in thousands, except per share amounts)

	Year Ended December 31, 2009 as Reported	Prior Acquisition Pro Forma Adjustments	Statement of Revenues and Certain Operating Expenses	Other Pro Forma		Pro Forma Year Ended December 31,
	(a)	(b)	(c)	Adjustments		2009

Revenues
Rental revenue	$5,484	$6,885	$6,010	$25	(d)	$18,404
Interest income from real estate loans receivable	891	—	—	—		891
Total revenues	6,375	6,885	6,010	25		19,295

Expenses
Property operating expenses	1,381	1,991	1,813	—		5,185
Interest expense	1,309	—	—	—		1,309
Real estate taxes	646	503	997			2,146
Property management fees	172	305	204	(204	)(e)	702
				225	(f)
Asset management fees	457	474	—	378	(g)	1,309
General and administrative	1,545	446	774	—		2,765
Depreciation and amortization	2,422	3,367	—	2,801	(h)	8,590
Total expenses	7,932	7,086	3,788	3,200		22,006

Interest income, net	484	—	—	—		484
Other income, net	—	5,492	—	—		5,492
Income (loss) before equity in losses of unconsolidated joint venture	(1,073)	5,291	2,222	(3,175)		3,265
Equity in losses of unconsolidated joint venture	(2)	—	—	—		(2)
Net income (loss)	(1,075)	5,291	2,222	(3,175)		3,263
Add: net loss atttributable to the noncontrolling interest	9	(548)	—	95	(i)	(444)
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$(1,066)	$4,743	$2,222	$(3,080)		$2,819

Weighted average shares outstanding:
Basic and diluted	10,592					10,592

Loss per share:
Basic and diluted	$(0.10)					$0.27

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Consolidated Balance Sheets

a.                                       Reflects our historical balance sheet as of June 30, 2010.

b.                                      Reflects the pro forma balance sheet adjustments for the acquisition of Archibald Business Center as if the property had been acquired on June 30, 2010.

c.                                       Reflects the acquisition of Parrot’s Landing for total consideration transferred of $42 million which consisted of $12.4 million cash and a new mortgage loan of $29.6 million.  The consideration paid for our 90% interest was cash of $11.2 million, exclusive of closing costs, which we funded from proceeds from the Offering.  We have preliminarily allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows (amounts in thousands):

Description	Allocation	Estimated Useful Life

Land	$11,064	—
Buildings	27,645	25 years
Land improvements	1,110	20 years
Lease intangibles, net	1,497	6 months
Acquired above/below-market leases, net	(25)	6 months
Furniture, fixtures and equipment	709	5 years
	$42,000

We have preliminarily allocated the purchase price to the above tangible and identified intangible assets acquired and liabilities assumed based on their fair values in accordance with general accepted accounting principles as follows:

Upon the acquisition of real estate properties, we recognize the assets acquired, the liabilities assumed, and any noncontrolling interest as of the acquisition date, measured at their fair values.  The acquisition date is the date on which we obtain control of the real estate property.  The assets acquired and liabilities assumed may consist of buildings, any assumed debt, identified intangible assets and asset retirement obligations.  Identified intangible assets generally consist of the above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.  Goodwill is recognized as of the acquisition date and measured as the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree over the fair value of identifiable net assets acquired.  Likewise, a bargain purchase gain is recognized in current earnings when the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree is less than the fair value of the identifiable net assets acquired.  Acquisition-related costs are expensed in the period incurred.

Initial valuations are subject to change until our information is finalized, which is no later than twelve months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal option for below-market leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces, considering current market conditions.  In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases.  We amortize the value of in-place leases to expense over the term of the respective leases.

d.                                      Reflects the noncontrolling interest share of the allocated pro forma assets.

Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2010

a.                                       Reflects our historical operations for the six months ended June 30, 2010.

b.                                      Reflects the pro forma adjustments for the acquisition of Palms of Monterrey, which was acquired on May 10, 2010, Holstenplatz, which was acquired on June 30, 2010, and Archibald Business Center, which was acquired on August 27, 2010 as if the properties had been acquired on January 1, 2009.

c.                                       Reflects the historical revenues and certain operating expenses of Parrot’s Landing for the six months ended June 30, 2010.

d.                                      Reflects the reversal of historical property management fees for Parrot’s Landing.

e.                                       Reflects the property management fees associated with the current management of Parrot’s Landing, for a fee of 3.75% of annual gross revenues, as defined in the property management agreement.

f.                                         Reflects the inclusion of an asset management fee associated with Parrot’s Landing, based on 1% of the asset basis.

g.                                      Reflects the depreciation and amortization of Parrot’s Landing using the straight-line method over the estimated useful life of 25 years for buildings, 20 years for land improvements, 5 years for furniture, fixtures and equipment, and 6 months for lease intangibles.

h.                                      Reflects the net income (loss) attributable to the noncontrolling interest of Parrot’s Landing.

Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2009

a.                                       Reflects our historical operations for the year ended December 31, 2009.

b.                                      Reflects the pro forma adjustments for the acquisition of Palms of Monterrey, which was acquired on May 10, 2010, Holstenplatz, which was acquired on June 30, 2010, and Archibald Business Center, which was acquired on August 27, 2010 as if the properties had been acquired on January 1, 2009.

d.                                      Reflects the historical revenues and certain operating expenses of Parrot’s Landing for the year ended December 31, 2009.

e.                                       Reflects the pro forma straight-line amortization of the above-market and below-market leases over the average remaining terms of the leases of 6 months.

f.                                         Reflects the reversal of historical property management fees for Parrot’s Landing.

g.                                      Reflects the property management fees associated with the current management of Parrot’s Landing, for a fee of 3.75% of annual gross revenues, as defined in the property management agreement.

h.                                      Reflects the inclusion of an asset management fee associated with Parrot’s Landing, based on 1% of the asset basis.

i.                                          Reflects the depreciation and amortization of Parrot’s Landing using the straight-line method over the estimated useful life of 25 years for buildings, 20 years for land improvements, 5 years for furniture, fixtures and equipment, and 6 months for lease intangibles.

j.                                          Reflects the net income (loss) attributable to the noncontrolling interest of Parrot’s Landing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: November 12, 2010	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer